Exhibit 99.1

Tribune Publishing Adopts Limited Duration Stockholder Rights Agreement

CHICAGO, July 28, 2020 – Tribune Publishing Company (NASDAQ: TPCO) announced today that its Board of Directors has approved the adoption of a limited duration stockholder rights agreement (the “Rights Agreement”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock outstanding as of the record date. The record date for such dividend distribution is August 7, 2020. The Rights expire, without any further action being required to be taken by the Tribune Publishing Board of Directors, on July 27, 2021.

The adoption of the Rights Agreement is intended to enable all Tribune Publishing stockholders to realize the full potential value of their investment in the company and to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group gains control of Tribune Publishing through acquisitions from other stockholders, open market accumulation or other tactics (especially in current volatile markets) without paying an appropriate control premium. In addition, the Rights Agreement provides the Tribune Publishing Board of Directors with time to make informed decisions that are in the best long-term interests of Tribune Publishing and its stockholders and does not deter the Tribune Publishing Board of Directors from considering any offer that is fair and otherwise in the best interest of Tribune Publishing stockholders.

Under the Rights Agreement, the rights generally would become exercisable only if a person or group (including a group of persons who are acting in concert with each other) acquires beneficial ownership of 10% or more of Tribune Publishing common stock in a transaction not approved by the Tribune Publishing Board of Directors. Passive investors in Tribune Publishing, meaning such persons holding shares of the common stock of Tribune Publishing without a plan or an intent to change or influence the control of Tribune Publishing (including Schedule 13G filers), are exempt from the Rights Agreement. In the event the rights under the Rights Agreement become exercisable, each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Agreement, a number of shares of Tribune Publishing common stock having a market value of twice such price. In addition, if Tribune Publishing is acquired in a merger or other business combination after an acquiring person acquires 10% or more of Tribune Publishing common stock, each holder of the right would thereafter have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Agreement, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group would not be entitled to exercise these rights.

Further details of the Rights Agreement will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that Tribune Publishing will be filing with the Securities and Exchange Commission (SEC). These filings will be available on the SEC’s web site at www.sec.gov.

About Tribune Publishing

Tribune Publishing (NASDAQ: TPCO) is a media company rooted in award-winning journalism. Headquartered in Chicago, Tribune Publishing operates local media businesses including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania and the Hartford Courant. In addition to award-winning local media businesses, Tribune Publishing operates national and international brands such as Tribune Content Agency and The Daily Meal and is the majority owner of the product review website BestReviews. Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include, without limitation, the effect of the novel coronavirus and related governmental and economic responses, changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; our ability to develop and grow our online businesses; changes in newsprint price and availability; our ability to maintain data security and comply with privacy-related laws; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Quarterly Report on Form 10-Q and in the Company’s other reports filed with the United States Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward-looking. Whether or not any such forward-looking statements in fact occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Amy Bullis

Tribune Publishing Investor Relations

312.222.2102

abullis@tribpub.com

Media Contact:

Max Reinsdorf

Tribune Publishing Media Relations

847.867.6294

mreinsdorf@tribpub.com

Source: Tribune Publishing Company